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                                                                  EXHIBIT 8.01
                               SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                           ONE FIRST NATIONAL PLAZA

   DALLAS                  CHICAGO, ILLINOIS 60603           WASHINGTON, D.C.
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 LOS ANGELES                TELEPHONE 312 853 7000                LONDON
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   NEW YORK                 FACSIMILE 312 853 7036              SINGAPORE
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                                FOUNDED 1866                      TOKYO


WRITER'S DIRECT NUMBER

                                 March 29, 1999



Merrill Lynch Investment Partners Inc.,
   as General Partner of ML JWH Strategic Allocation Fund L.P.
Princeton Corporate Campus
800 Scudders Mill Road
Section 2G
Plainsboro, New Jersey 08536

          Re:  ML JWH Strategic Allocation Fund L.P.
               Registration Statement on Form S-1
               ----------------------------------

Dear Sir or Madam:

          We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1, to be filed with the SEC on or about March 30, 1999 (the "Registration Statement"), of ML JWH Strategic Allocation Fund L.P. (the "Fund"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

          We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion.
Based upon the foregoing, we hereby confirm our opinion that the description set forth under the caption "Tax Consequences" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement correctly describes (subject to the uncertainties referred to therein) the material aspects of the United States federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.

                                   Very truly yours,


                                   SIDLEY & AUSTIN